Exhibit 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



Board of Directors
Peoples Bancorporation, Inc.
Easley, South Carolina

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-121156), regarding the 2004 Stock Option Plan, the Registration Statement on Form S-8 (No. 333-121157) regarding the 1997 Non-Employee Directors Stock Option Plan, the Registration Statement on Form S-8 (No. 333-121158) regarding the 1993 Incentive Stock Option Plan, and the Registration Statement on Form S-8 (No. 333-145470) regarding the 2007 Non-Employee Directors Stock Option Plan of our report dated March 30, 2010, relating to our audit of the consolidated balance sheets of Peoples Bancorporation, Inc. and Subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of income, shareholders' equity and comprehensive income, and cash flows for each of the years then ended which appear in this Annual Report on Form 10-K of Peoples Bancorporation, Inc.


                                                s/Elliott Davis LLC

Greenville, South Carolina
March 30 2010